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                                                                      Exhibit 16

MOORES ROWLAND MAZARS LETTERHEAD

March 3, 2004

Securities and Exchange Commission
450 Fifth Street, N. W.
Washington, DC 20549
USA

Re:      Intermost Corporation
         File No. 0-30430

We have read Item 4 of the Form 8-K of Intermost Corporation dated March 3, 2004, and agree with the statements concerning our firm contained therein.

Very truly yours

/s/ Moores Rowland Mazars
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Moores Rowland Mazars
Chartered Accountants
Certified Public Accountants